Exhibit 10.4

                        FIRST LOAN MODIFICATION AGREEMENT


      This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of March 22, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation with its chief executive office located at 41 University Drive, Newtown, Pennsylvania 18940 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 19, 2001, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 19, 2001, between Borrower and Bank (the "Loan Agreement").
Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral, as described in the Intellectual Property Security Agreement dated as of March 19, 2001, between the Borrower and the Bank (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter,   the  Security  Documents,   together  with  all  other  documents
evidencing, securing or otherwise executed in connection with the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

      Modifications to Loan Agreement. From and after the execution of this Loan Modification Agreement, the Loan Agreement shall be amended as follows:

            1.    By deleting the text  "$3,000,000"  appearing in Section 1 (A)
                  (i) of the Schedule, and inserting "$4,000,000" in lieu thereof."

            2. By adding the following text at the end of the "Interest Rate" subsection appearing in Section 2 of the Schedule:

                  "In the event Borrower achieves two (2) consecutive fiscal quarters of profitability, as determined by Silicon in accordance with generally accepted accounting principles, the applicable interest rate shall be reduced from a rate equal to the "Prime Rate" in effect from time to time, plus 1.50% per annum, to a rate equal to the "Prime Rate" in effect from time to time, plus 1.00% per annum."

            3.    By deleting the following  text  appearing in Section 3 of the
                  Schedule:

                  "Collateral Handling Fee: $800.00 per month, payable in arrears."

                  and replacing it with the following text:

                  "Collateral Handling Fee: $800.00 per month ($500.00 per month when there are no borrowings or other amounts outstanding under the Loan and Security Agreement), payable in arrears."

            4. By deleting the following text appearing in Section 4 of the Schedule:

                  "One year from the date of this Agreement."

                  and replacing it with the following text:

                  "March 15, 2004."

            5. By deleting the following text appearing in the Minimum Tangible Net Worth covenant in Section 5 of the Schedule:

                  "(b)  $4,000,000,   plus  75%  of  the  Borrower's  cumulative
                  quarterly profitability, thereafter;"

                  and replacing it with the following text:

                  "(b)  $5,000,000,   plus  75%  of  the  Borrower's  cumulative
                  quarterly profitability, thereafter;"

            6. By deleting the following text appearing in Section 5(c) of the Schedule:

                  "Borrower must maintain a minimum of $2,000,000 in cash, net of borrowings under this Agreement, at all times during the term of this Agreement."

                  and replacing it with the following text:

                  "Borrower must maintain a minimum of $2,000,000 in cash at Silicon, net of borrowings under this Agreement, at all times during the term of this Agreement."

            7. By deleting the following text appearing in Section 9(1) of the Schedule:

                  "In order for Silicon to properly monitor its loan arrangement with Borrower, Borrower shall at all times maintain its primary banking relationship with Silicon."

                  and replacing it with the following text:

                  "In order for Silicon to properly monitor its loan arrangement with Borrower, Borrower and MMP, Inc., a subsidiary of Borrower and a Guarantor of the Obligations of the Borrower to Silicon, shall at all times maintain their primary banking relationships and all other material cash balances and investments with Silicon. For the purposes of this subsection, the term "material" shall be determined by Silicon in its sole discretion and, in all events, accounts with a balance in excess of $50,000.00 shall be deemed to be "material". Notwithstanding the foregoing, MMP, Inc., may maintain balances with third party institutions in an aggregate amount not to exceed $1,500,000 provided that MMP, Inc. causes to be delivered to Silicon account control agreements in such form and substance as Silicon may require."

            8. By deleting text "$600 per person" appearing in Section 5.4 of the Loan Agreement and replacing it with the following text:

                  "$700 per person,"

            9. By adding the following text at the end of Section 5.5(x) of the Loan Agreement:

                  "except for, prior to the occurrence of an Event of Default, preferred stock cash dividends in an amount not to exceed $400,000 in calendar year 2002, $1,600,000 in calendar year 2003, and $400,000 in the first quarter of calendar year 2004."

4. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of March 19, 2001 between Borrower and Bank, and acknowledges, confirms and agrees that, except as previously disclosed in writing to Bank, said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral (as defined in said Intellectual Property Security Agreement) and shall remain in full force and effect.

5. ADDITIONAL COVENANTS. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its jurisdiction of organization, or
(iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee other than Cord Logistics (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

6. WAIVER. Bank hereby waives Borrower's failure to comply with the Tangible Net Worth covenant requirement set forth in the Schedule to the Loan Agreement tested as of January 31, 2002 (the "Existing Default"). This waiver applies only to the specific Existing Default, is a one-time waiver, and shall not be deemed to constitute a continuing waiver of this or any other provision of the Loan Agreement or a waiver of this Tangible Net Worth covenant for any other period.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. The Borrower hereby acknowledges and agrees that the Borrower has no offsets, defenses, claims, or counterclaims against the Bank or the Bank's officers, directors, employees, attorneys, representatives, predecessors, affiliates, subsidiaries, parents, successors, and assigns with respect to the Obligations, and/or the Existing Loan Documents, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank or the Bank's officers, directors, employees, attorneys, representatives, predecessors, affiliates, subsidiaries, parents, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Loan Modification Agreement, with respect to the Obligations and/or the Existing Loan Documents, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Bank and the Bank's officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

11. FEES. Upon or prior to the execution of this Loan Modification Agreement, Borrower shall pay to Bank a fee in the amount of $20,000.00 and, on one year from the date of this Loan Modification Agreement, Borrower shall pay to Bank an additional fee in the amount of $15,000.00, which fees shall be retained by Bank and not applied in reduction of the Obligations. In addition, the Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modify the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of
Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.


            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                 BANK:

COLLAGENEX PHARMACEUTICALS, INC.          SILICON VALLEY BANK,  doing business
                                          as SILICON VALLEY EAST

By: /s/ Nancy C. Broadbent                By: /s/ John V. Atanasoff
   -----------------------------             ----------------------------------

Name: Nancy C. Broadbent                  Name: John V. Atanasoff
     ---------------------------               --------------------------------

Title: Chief Financial Officer            Title: Regional Market Manager
      --------------------------                -------------------------------



ACKNOWLEDGED AND AGREED:

MMP, INC.

By: /s/ Frank Ruffo
   -----------------------------

Name: Frank Ruffo
     ---------------------------

Title: Secretary and Treasurer
      --------------------------

                             PERFECTION CERTIFICATE
                                       OF
                        COLLAGENEX PHARMACEUTICALS, INC.


      The undersigned, Nancy C. Broadbent of COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby certifies with reference to the Loan and Security Agreement dated as of March 19, 2001, as amended of even date between the Company and SILICON VALLEY BANK (the "Bank") (terms defined therein being used herein as therein defined), to the Bank as follows (for purposes of this Perfection Certificate, those questions for which no response is completed shall be deemed to read "NONE"):

      1.    Names.

     (a) The exact legal name of the Company as it appears in its certificate of incorporation, as amended to date, is as follows:

                        CollaGenex Pharmaceuticals, Inc.


     (b) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any of its divisions or other business units, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years together with the dates such names were used:

                        CollaGenex, Inc (4/10/96)


     (c) The following is a list of all subsidiaries of the Company (whether wholly owned, or where the Company has a controlling or majority interest):

                        MMP Technologies, Inc
                        CollaGenex International, LTD


     (d) The following is the type of organization of the Company:

                        C Corporation


     (e) The jurisdiction of organization of the Company is as follows:

                        North America, Europe and Asia


     (f)  The   following  is  the   Company's   state   issued   organizational
identification number, if any:

                        Delaware 2284752

            (g) The Company's federal taxpayer identification number is:

                        52-1758016


            (h) The Company currently maintains its bank and investment accounts at:

                (1)  Bank  Accounts - SVB,  First  Union,  DBAB

                (2)  Investment Accounts - SVB, Evergreen Investments (First
                     Union)

                (3)  Payroll Accounts - SVB

                (4)  Other  depository/operating accounts - SVB


            (i) The Company currently has the following commercial tort claims against other parties:

                        None


            (j) Attached hereto as SCHEDULE A is the information required above for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years:

                        None


      2.    Current Locations.

            (a) The  following is the mailing  address of the  Company:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      41 University Dr                  Newtown                 Pennsylvania


            (b) If different from its mailing address, the Company's place of business, or if more than one, its CHIEF EXECUTIVE OFFICE is located at the following address:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      N/A


            (c) If different from the addresses set forth in subparagraphs (a) and (b) above, the following are all other locations in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      N/A

            (d) If different from the addresses set forth in subparagraphs  (a),
(b) or (c) above, the following are all places of business of the Company and/or locations maintained by the Company where any Collateral consisting of equipment and/or inventory are located:

                        Mailing
                        Address                 City            State
                        -------                 ----            -----

Cord Logistics          15 Ingram Blvd          LaVergne        Tennessee


            (e) The following are the names and addresses of all persons or entities other than the Company (such as lessees, bailees, consignees, warehousemen, or purchasers of chattel paper), which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment and the nature of such party's possession (such as lessee, bailee, consignee, warehouseman, purchaser of chattel paper, or other):

              Mailing                                       Nature of
Name          Address          City          State          Possession
----          -------          ----          -----          ----------


      3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b), (c) and (d) of paragraph 2 with respect to each location or place of business previously maintained by the Company at any time during the past five (5) years in a state in which the Company has previously maintained a location or place of business:

      Mailing Address                   City                    State
      ---------------                   ----                    -----


            (a) Set forth below is the information required by subparagraph (e) of paragraph 2 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of instruments, chattel paper, inventory or equipment has been previously held at any time during the past twelve months:

              Mailing                                       Nature of
Name          Address          City          State          Possession
----          -------          ----          -----          ----------

      4. Attached hereto as SCHEDULE B is the information required by U.C.C. ss.9-502(b) or former U.C.C. ss.9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.


      5. NO UNUSUAL TRANSACTIONS. Except for those purchases, acquisitions, and other transactions as set forth in SCHEDULE A or SCHEDULE C attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company's business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.


      The undersigned hereby acknowledges and agrees that the Bank is relying on the representations and warranties made herein in connection with a loan transaction or transactions to be entered into between the undersigned and the Bank.

      IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March, 2002, and this document shall constitute a document under seal under the laws of the Commonwealth of Massachusetts.

                                       COLLAGENEX PHARMACEUTICALS, INC.


                                       By: /s/ Nancy C. Broadbent
                                         --------------------------------------
                                                   (duly authorized)

                                       Name: Nancy C. Broadbent
                                            -----------------------------------

                             PERFECTION CERTIFICATE
                                       OF
                                    MMP, INC.


      The undersigned, Nancy C. Broadbent, of MMP Technologies, INC., a Delaware corporation (the "Company"), hereby certifies with reference to the Loan and Security Agreement dated as of March 19, 2001, as amended of even date between Collagenex Pharmaceuticals, Inc. and SILICON VALLEY BANK (the "Bank") (terms defined therein being used herein as therein defined), to the Bank as follows (for purposes of this Perfection Certificate, those questions for which no response is completed shall be deemed to read "NONE"):

      1.    Names.

            (a) The exact legal name of the Company as it appears in its certificate of incorporation, as amended to date, is as follows:

                        MMP Technologies, Inc


     (b) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any of its divisions or other business units, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years together with the dates such names were used:

                         None


            (c) The following is a list of all subsidiaries of the Company (whether wholly owned, or where the Company has a controlling or majority interest):

                        None


            (d) The following is the type of organization of the Company:

                        C Corporation


            (e) The jurisdiction of organization of the Company is as follows:

                        United States of America


            (f) The following is the Company's state issued organizational identification number, if any:

                        Delaware 3059678


            (g) The Company's federal taxpayer identification number is:

                        51-0391038


            (h) The Company currently maintains its bank and investment accounts at:

                (1)  Bank Accounts -  Wilmington Trust

                (2)  Investment Accounts - Wilmington Trust

                (3)  Payroll Accounts- Wilmington Trust

                (4)  Other depository/operating accounts - Wilmington Trust


            (i) The Company currently has the following commercial tort claims against other parties:

                        None


            (j) Attached hereto as SCHEDULE A is the information required above for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years:

                        None


      2. Current Locations.

            (a) The following is the mailing address of the Company:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      103 Springer Building             Wilmington              Delaware


            (b) If different from its mailing address, the Company's place of business, or if more than one, its CHIEF EXECUTIVE OFFICE is located at the following address:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      N/A


            (c) If different from the addresses set forth in subparagraphs (a) and (b) above, the following are all other locations in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      N/A


            (d) If different from the addresses set forth in subparagraphs  (a),
(b) or (c) above, the following are all places of business of the Company and/or locations maintained by the Company where any Collateral consisting of equipment and/or inventory are located:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      N/A


            (e) The following are the names and addresses of all persons or entities other than the Company (such as lessees, bailees, consignees, warehousemen, or purchasers of chattel paper), which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment and the nature of such party's possession (such as lessee, bailee, consignee, warehouseman, purchaser of chattel paper, or other):

              Mailing                                       Nature of
Name          Address          City          State          Possession
----          -------          ----          -----          ----------

N/A


      3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b), (c) and (d) of paragraph 2 with respect to each location or place of business previously maintained by the Company at any time during the past five (5) years in a state in which the Company has previously maintained a location or place of business:

      Mailing Address                   City                    State
      ---------------                   ----                    -----

      N/A


            (b) Set forth below is the information required by subparagraph (e) of paragraph 2 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of instruments, chattel paper, inventory or equipment has been previously held at any time during the past twelve months:

              Mailing                                       Nature of
Name          Address          City          State          Possession
----          -------          ----          -----          ----------

N/A


      4. Attached hereto as SCHEDULE B is the information required by U.C.C. ss.9-502(b) or former U.C.C. ss.9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.


      5. No Unusual Transactions. Except for those purchases, acquisitions, and other transactions as set forth in SCHEDULE A or SCHEDULE C attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company's business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

      The undersigned hereby acknowledges and agrees that the Bank is relying on the representations and warranties made herein in connection with a loan transaction or transactions to be entered into between the undersigned and the Bank.


      IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March, 2002, and this document shall constitute a document under seal under the laws of the Commonwealth of Massachusetts.

                                       MMP TECHNOLOGIES, INC.


                                       By: /s/ Nancy C., Broadbent
                                          -------------------------------------
                                                  (duly authorized)

                                       Name: Nancy C. Broadbent
                                            -----------------------------------